Exhibit 99.1

Independence Contract Drilling, Inc. Announces the Retirement of Daniel F. McNease and Appointment of Brian D. Berman to the Board of Directors

HOUSTON, April 17, 2023 /PRNewswire/ -- Independence Contract Drilling, Inc. (the "Company" or "ICD") (NYSE: ICD) today announced that Daniel F. McNease has retired from the Company's Board of Directors, effectively immediately, for personal reasons. Mr. McNease served on the Company's Board of Directors since 2012 and served as Chairman of the Board since 2019. The Board has selected James G. Minmier to replace Mr. McNease as Chairman of the Board. Mr. Minmier has served as director of the Company since 2018. The Board has elected Brian D. Berman to the Board of Directors to fill the vacancy created by Mr. McNease's departure.

J. Anthony Gallegos, Jr., President and Chief Executive Officer stated, "On behalf of our Board and ICD's management team, we thank Danny for his service and longstanding commitment to the Company. His leadership and insight over the past 11 years through multiple market cycles has been invaluable to the Company. We are pleased to welcome Brian to our Board of Directors. ICD has positively transformed since exiting the pandemic with materially improved financial performance and a strengthening balance sheet, which we believe positions us to capitalize upon the emerging opportunities in front of us. We look forward to Brian's contributions to our future success."

Mr. McNease stated, "It has been an honor to work with Anthony and the rest of ICD's Board and management team over the past 11 years, and I regret I need to retire at this time. Today, ICD has never been stronger, and under Anthony's and the Board's leadership, ICD's future looks very bright. I look forward to watching their progress as a stockholder over the coming years."

About Brian D. Berman

Mr. Berman is a founding partner of Glendon Capital Management and has served in such position since 2013. Prior to such time, Mr. Berman was a Managing Director of the Barclays Asset Management Group from 2006 until 2013 and served as a Managing Director at Oaktree Capital Management from 1996 to 2006. Prior to Oaktree, Mr. Berman was employed for one year at Tamkin Capital Partners in merchant banking and for five years at Wertheim Schroder & Co. Mr. Berman received a B.S.E. from The Wharton School of the University of Pennsylvania in 1989 and earned an M.B.A. from The UCLA Anderson School of Management in 1996.

About Independence Contract Drilling, Inc.

Independence Contract Drilling provides land-based contract drilling services for oil and natural gas producers in the United States. The Company constructs, owns and operates a fleet of pad-optimal ShaleDriller rigs that are specifically engineered and designed to accelerate its clients' production profiles and cash flows from their most technically demanding and economically impactful oil and gas properties. For more information, visit www.icdrilling.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the federal securities laws. Words such as "anticipated," "estimated," "expected," "planned," "scheduled," "targeted," "believes," "intends," "objectives," "projects," "strategies" and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Independence Contract Drilling's operations are based on a number of expectations or assumptions which have been used to develop such information and statements but which may prove to be incorrect. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by management of Independence Contract Drilling. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the Company's Annual Report on Form 10-K, filed with the SEC and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Independence Contract Drilling does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Independence Contract Drilling becomes aware of, after the date hereof.

INVESTOR CONTACTS:

Independence Contract Drilling, Inc.
E-mail inquiries to: Investor.relations@icdrilling.com
Phone inquiries: (281) 598-1211